[Letterhead of FASKE LAY & CO., L.L.P.]



                                  May 25, 2000


To the Board of Directors and Stockholders of Saratoga Holdings I, Inc.
Austin, Texas



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Annual Report of Saratoga Holdings I, Inc. on Form 10-KSB of our report dated May 23, 2000.



FASKE LAY & CO., L.L.P.